Exhibit 10.5
HOPMEADOW HOLDINGS, LP
PHANTOM UNIT INCENTIVE PLAN
Section 1.    Creation and Purpose
(a)    Creation of the Hopmeadow Holdings, LP Phantom Unit Incentive Plan. Hopmeadow Holdings, LP (the “Partnership”) established the Hopmeadow Holdings, LP Phantom Unit Incentive Plan (the “Plan”) effective as of May 31, 2018.
(b)    Purpose of the Plan. The purpose of the Plan is to provide key employees and directors of the Partnership and its subsidiaries (the “Partnership Group”) with notional equity interests which entitle such key employees to receive cash payments as distributions are made from the Partnership and eventual sale proceeds in the event of a sale of the Partnership. Awards under this Plan shall be in the form of “Phantom Units”, with each Phantom Unit notionally representing one Unit (as defined in Section 7(a) of the Amended and Restated Agreement Limited Partnership Agreement of the Partnership, dated as of May 31, 2018 (the “LPA”)) in the Partnership. Phantom Units are contractual rights to receive cash payments only; Phantom Units do not entitle any holder thereof to actual equity rights in the Partnership.
Section 2.    Administration
(a)    Administration. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the general partner of the Partnership shall be responsible for the administration of the Plan.
(i)    Any Phantom Units granted under this Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.
(ii)    The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the members of the Partnership Group and their affiliates, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

1004114433v8
206021764_1 LAW

(iii)    The Committee may consult with legal counsel and other advisors of its choosing, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(b)    Delegation. The Committee may delegate its authority to officers or employees of the Partnership Group, subject to such terms as the Committee shall determine.
Section 3.     Phantom Units.
(a)    Rule of Construction. It is intended that, only for purposes of determining the amount of payments under this Plan, the Units of the Partnership actually outstanding shall be deemed to be proportionately adjusted immediately prior to such payment to give effect to the outstanding Phantom Units on a fully-diluted basis. By way of example only, if a distribution is made at a time when there are outstanding 10 Phantom Units and 100 Units are then outstanding, the Phantom Units shall be entitled to a cash payment in respect of such distribution by applying the distribution allocation provisions of the LPA assuming the percentage interest of the Phantom Units in respect of such distribution is determined by dividing (i) 10 by (ii) 110. If and to the extent appropriate to reflect any transaction affecting the equity interests of the Partnership (including any reorganization, recapitalization, reclassification, Unit split, reverse Unit split or other similar change in the Partnership's securities), the Committee shall have the power to make such changes as it deems appropriate to this Plan and to the terms of the then outstanding Phantom Units to preserve the intended economic effect of this Plan and such outstanding awards.
(b)    Grant of Phantom Units. The Committee shall select the employees of the Partnership Group who are to be granted Phantom Units. The employees to whom Phantom Units are granted are referred to in the Plan as “Participants”. The Committee shall determine the number of Phantom Units to be granted to each Participant and the other terms and conditions applicable to such Phantom Units, provided that such other terms and conditions are not inconsistent with the Plan. Unless otherwise determined by the Committee, the Phantom Units granted to a Participant shall be evidenced by a “Grant Notice”, a form of which is at Exhibit A.
Section 4.     Payments.1
(a)    Payment Related to Distributions. If the Partnership makes any payments of dividends or distributions in respect of Units of the Partnership, the Partnership shall pay to each Participant an amount equal to the amount of such dividends or distributions (or if the dividend or distribution is in the form of other securities or property, the value thereof,
__________________
1    Individual awards may be tailored for a new hire’s economics to reflect the passage of time and accretion in value of the Partnership from the closing date.

1004114433v8
206021764_1 LAW

as determined by the Committee) such Participant would have received had the Participant held a number of Units as are represented by such Participant’s Phantom Units as of the date of such dividend or distribution.
(b)    Company Sale. If there shall occur a Company Sale (as defined in the MFA referred to in the LPA), the Partnership shall pay to each Participant an amount equal to the amount such Participant would have received (y) had the Participant held a number of Units as are represented by such Participant’s Phantom Units as of the date of such Company Sale, and (z) had the Participant’s Phantom Units been sold in connection with such Company Sale.
(c)    Form and Timing of Payment. Any amount payable to a Participant pursuant to this Section 4 shall be paid to the Participant as soon as practicable, but in no event later than 60 days, following the event described in subsection (a) or (b) of this section, as applicable. All payments shall be in the form of cash paid in U.S. dollars.
Section 5.     Forfeiture of Phantom Units on Termination of Employment or Service. Except as otherwise set forth in the Grant Notice or determined by the Committee, in the event of a termination of a Participant’s employment or service with the Partnership Group prior to the date as of which a distribution is recorded or a Company Sale, as applicable, all Phantom Units then held by such Participant shall immediately be cancelled and terminated as of the date of such termination of employment, and the rights of the Participant in respect of such Phantom Units shall be immediately forfeited without any liability or obligation on the part of the Partnership Group in respect thereof; provided, however, that if the Participant’s termination of employment or service is due to the Participant’s death or disability, the Participant (or his or her beneficiary) shall be entitled to receive a payment in respect of any distribution made within one year immediately following the Participant’s termination of employment or service equal to the amount the Participant would have received if the Participant had continued to be employed or continued to provide services through the date such distribution is made.
Section 6.     Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, provided that no amendment or termination shall impair any of the rights of any holder of a Phantom Unit, without the holder's consent.
Section 7.     Designation of Beneficiary. A Participant may at any time designate a beneficiary solely for the purposes of this Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may from time to time prescribe) or revoke or change any designation of beneficiary. No such designation shall be valid unless in writing and signed by the Participant, dated and filed with the Partnership in accordance with such procedures as may be established by the Committee. Any such designation shall be controlling over any testamentary or other disposition. In the case of a failure of a designation or the death of a

1004114433v8
206021764_1 LAW

beneficiary without a designated successor, distribution shall be made to the legal representative of the Participant, in which case, the Partnership Group, the Committee and any members thereof shall not be under any further liability to any other person.
Section 8.     Miscellaneous Provisions
(a)    Withholding. The Partnership Group shall have the right to deduct from all amounts payable to a Participant (whether under this Plan or otherwise) as may be necessary to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction.
(b)    Nontransferability. Subject to Section 7, no Participant may transfer his or her interest in or rights under the Plan and no such interest or right shall be assignable or transferable except by will or the laws of descent and distribution or as expressly permitted by the Committee. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.
(c)    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Partnership Group to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
(d)    No Right to Phantom Units. No Participant shall have any claim or right to be granted Phantom Units under this Plan until such Phantom Units are actually granted to the Participant. The grant of Phantom Units under the Plan is entirely voluntary, and at the discretion of the Committee (or its delegate). The grant of Phantom Units shall under no circumstances be deemed to create any obligation to grant any further Phantom Units, whether or not such a reservation is explicitly stated at the time of such a grant.
(e)    Unfunded Plan. The Plan constitutes a mere unfunded promise by the Partnership to pay the benefits provided for in this Plan. Nothing herein shall require any member of the Partnership Group or any of their affiliates to invest, earmark, or set aside assets in any specific manner, and no Participant, spouse, or beneficiary shall have any right, title or interest in any amounts that any member of the Partnership Group or any of their affiliates may set aside, or in any specific assets of any member of the Partnership Group or any of their affiliates.
(f)    No Right to Employment. The grant of Phantom Units shall not be construed as giving a Participant the right to be retained in the employ of the Partnership Group. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with any member of the Partnership Group.

1004114433v8
206021764_1 LAW

Each member of the Partnership Group expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein. The Partnership expressly reserves the right to require, as a condition of participation in the Plan, that Participants agree and acknowledge the above in writing.
Further, the Partnership Group expressly reserves the right to require Participants, as a condition of participation, to consent in writing to the collection, storage and use of personal data for purposes of administering the Plan.
(g)    Governing Law. This Plan shall be governed by, interpreted, construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to any principles of conflicts of laws that would result in the application of the laws of another jurisdiction.
(h)    Jurisdiction; Consent to Service of Process. Any suit, action or proceeding arising out of or relating to this Plan or the transactions contemplated hereby shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court sitting in the State of Delaware and any appellate court therefrom) and each Participant, by accepting a grant of Phantom Units, irrevocably submits to the exclusive personal jurisdiction and venue of such courts in any such suit, action or proceeding. Each Participant, by accepting a grant of Phantom Units, irrevocably waives, with respect to any suit, action or proceeding arising out of or relating to this Plan or transactions contemplated hereby, (a) any objection which it may have at any time to the laying of venue in the courts identified in this section, (b) any claim that any of the courts identified in this section is an inconvenient forum, (c) the right to object that any court identified in this section does not have personal jurisdiction over such party and (d) any claim that any of the courts identified in this section lack jurisdiction to the maintenance of any such suit, action or proceeding. Each Participant, by accepting a grant of Phantom Units, agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(i)    Waiver of Jury Trial. To the fullest extent permitted by law, each Participant, by accepting a grant of Phantom Units, hereby waives and covenants that such Participant will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in respect of any suit, action or proceeding arising out of or relating to this Plan or the transactions contemplated hereby, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Participant, by accepting a grant of Phantom Units, agrees and consents that any such suit, action or proceeding shall be decided by court trial without a jury.

1004114433v8
206021764_1 LAW

(j)    Indemnification. Each person who is or shall have been a member of the Board, and each delegate of the Board shall be indemnified and held harmless by the Partnership against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Partnership’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Partnership is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Partnership’s governing documents, by contract, as a matter of law, or otherwise.
(k)    No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Phantom Unit or otherwise under the Plan shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
(l)    No Constraint on Corporate Action. Nothing in this Plan shall be construed to limit, impair or otherwise affect any member of the Partnership Group’s right or power to take any action which such entity deems to be necessary or appropriate.

1004114433v8
206021764_1 LAW

Exhibit A
[PARTNERSHIP LETTERHEAD]

___________ ___, 201__
[Name]
Phantom Unit Grant Notice
Dear [Name]:
We are pleased to evidence and confirm our grant to you of an award of _____ Phantom Units under our Hopmeadow Holdings, LP Phantom Unit Incentive Plan (the “Plan”).
We encourage you to review the enclosed Plan, as this notice and the award evidenced by this notice are subject to and are subordinate to the terms and conditions set forth in the Plan. As further set forth in the Plan, if you cease to remain actively employed by the Partnership Group, as defined in the Plan, you will forfeit your award. Payment in respect of your award, if any, shall be made as described in the Plan.
Congratulations on your participation in the Plan. We appreciate your past efforts and look forward to your continued outstanding performance.
Sincerely,
By: ________________________
[Name, Title]
Agreed and Accepted:
___________________________________
[Name]
___________________________________
[Date]

1004114433v8
206021764_1 LAW